Pricing Supplement No. 4                             Filing Under Rule 424(b)(3)
Dated: April 6, 1998                                  Registration No. 333-39085
(To Prospectus, dated November 19, 1997, as supplemented by Prospectus
Supplement, dated November 19, 1997)

                                   $95,000,000
                            Indiana Gas Company, Inc.
                           Medium-Term Notes, Series F

Principal Amount:            $15,000,000                Redeemable:                   Yes   X   No ___
                                                                                          -----
Original Issue Date:         April 15,1998              Initial Redemption Date:         March 15, 2003
Interest Rate:               6.75%                      Redemption Limitation Date:                 N/A
Overdue Interest Rate:       N/A                        Initial Redemption Price:                   100%
Stated Maturity Date:        March 15, 2028             Reduction Percentage:                       N/A
Issue Price:                 At varying prices
                             related to prevailing
                             market prices at
                             the time of resale.

                                                         Regular Record Dates:                      N/A
Agents' Commission:          3.125%                      Form:
Proceeds to Company:         96.875%                        Book Entry (DTC)                          X
Interest Payment Dates:      A/S                            Certificated                           ____



           Repayable at the Option of the Holder:    Yes       No   X
                                                        -----     -----
           Optional Repayment Dates:                      N/A
           Price to be Repaid (if other than unpaid principal
           amount plus accrued interest):                   N/A
           Estate Redemption Option:     Yes   X     No
                                             -----      -----

Additional terms: The estate redemption option provisions are as stated in the Prospectus Supplement referred to above.

     Prior to the date of this Pricing Supplement, the Company has sold $50,000,000 aggregate principal amount of the Medium-Term Notes, Series F.

     N/A as used herein means "Not Applicable." A/S as used herein means "As stated in the Prospectus Supplement referred to above."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           Edward D. Jones & Co., L.P.